                                                                       EXHIBIT 1

                                                                  Execution Copy

                         SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January
                                               ---------
7th, 2000, among Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Elan International Services, Ltd., a Bermuda exempted limited
 -------
liability company ("EIS"), and a wholly-owned subsidiary of Elan Corporation,
                    ---
plc, an Irish public limited company ("Elan").
                                       ----

                               R E C I T A L S:

          A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, (i) initially 12,015 shares of a newly-created series of the Company's preferred stock, par value U.S.$.01 per share, captioned "Series A Convertible Exchangeable Preferred Stock" (the "Series A Preferred
                                                          ------------------
Stock"), (ii) a warrant (as amended at any time, the "A Warrant") to purchase up
-----                                                 ---------
to 200,000 shares of the Company's common stock, par value U.S.$.01 per share (the "Common Stock"), as provided therein, in the form attached hereto as
      ------------
Exhibit A, and (iii) a warrant (as amended at any time, the "B Warrant";
---------                                                    ---------
together with the A Warrant, the "Warrants") to purchase up to 300,000 shares of
                                  --------
Common Stock as provided therein, in the form attached hereto as Exhibit B.  The
                                                                 ---------
Company also desires to issue and sell to EIS, and EIS desires to purchase from the Company, within 60 days of the date hereof 641,026 shares of the Company's Common Stock. The Company also desires to issue and sell to EIS, and EIS desires to purchase from the Company, a convertible promissory note in the maximum outstanding principal amount of $12,015 million in the form attached hereto as Exhibit C (the "Note"), which shall be exchangeable, as provided
          ---------       ----
herein, for initially up to 12,015 shares of a newly-created series of the Company's preferred stock, par value U.S.$.01 per share, captioned "the Series B Convertible Preferred Stock" (the "Series B Preferred Stock"; together with the
                                   ------------------------
Series A Preferred Stock and the Common Stock, the "Shares"; and together with
                                                    ------
the Warrants and the Note, the "Securities"), which Securities shall be issued
                                ----------
to EIS pursuant to this Agreement, in accordance with its terms and subject to the conditions contained herein. The rights, preferences and privileges of the Series A Preferred Stock and, when issued, the Series B Preferred Stock, are as set forth in the Certificate of Designations, Preferences and Rights (the "Certificate of Designations"), in the form attached hereto as Exhibit D.
 ---------------------------                                   ---------

          B. The Company and EIS have formed Medizyme Pharmaceutical Ltd., an exempted limited liability company incorporated under the laws of Bermuda ("Newco"), and pursuant to the terms of a Subscription, Joint Development and
  -----
Operating Agreement, dated as of the date hereof (as amended at any time, the "JDOA"), simultaneously with the transactions contemplated by this Agreement,
 ----
(i) the Company shall acquire 6,000 voting common shares of Newco, par value U.S.$1.00 per share (the "Newco Common Shares"), representing 100% of the issued
                          -------------------
and outstanding shares of such class of stock, and 3,612 non-voting convertible preference shares of Newco, par value of U.S.$1.00 (the "Newco Preferred
                                                         ---------------
Shares"; together with the Newco Common Shares, the "Newco Shares"),
------                                               ------------
representing 60.2% of the aggregate outstanding Newco Preferred Shares and, on a fully diluted basis, 30.1% of the aggregate outstanding Newco Shares, and (ii) EIS shall acquire 2,388 Newco Preferred Shares, representing 39.8% of the aggregate outstanding Newco Preferred Shares, and, on a fully diluted basis, 19.9% of the Newco Shares. Additionally, as of the date hereof, Newco has entered into license agreements with (i) Elan and its subsidiary Elan Pharma International Limited (such agreements, as amended at any time, collectively, the "Elan License Agreement"), and (ii) the Company (such agreement, as amended
     ----------------------
at any time, the "Company License Agreement"; together with the Elan License
                  -------------------------
Agreement, the "License Agreements").
                ------------------

          C. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement, in the form attached hereto as Exhibit E
                                                                       ---------
(as amended at any time, the "Company Registration Rights Agreement"), in
                              -------------------------------------
respect of (i) the Common Stock issued or issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock or exercise of all or any portion of the Warrants and/or (ii) the Common Stock being issued and purchased hereunder, and any other Common Stock issued to EIS or any of its affiliates or permitted transferees upon any stock split, stock dividend, recapitalization or similar event affecting the Securities. The Company, EIS and Newco are also executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as Exhibit F (as amended at any time, the "Newco
                            ---------                               -----
Registration Rights Agreement").  Additionally, the Company and EIS are
-----------------------------
executing and delivering on the date hereof a Funding Agreement in the form attached hereto as Exhibit G (the "Funding Agreement"; together with this
                   ---------       -----------------
Agreement, the Certificate of Designations, the JDOA, the Company Registration Rights Agreement, the Newco Registration Rights Agreement, the License Agreements and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and by the JDOA, the "Transaction Documents").
 ---------------------

                              A G R E E M E N T:

          The parties hereto agree as follows:

          SECTION 1.  Closing.
                      -------

          (a) Time and Place. The closings of the transactions contemplated
              --------------
hereby shall occur (i) on the date hereof (the "Initial Closing; the date
                                                ---------------
thereof, the "Initial Closing Date"), (ii) on the date that is 60 days after the
              --------------------
date hereof (the "Stock Purchase Closing"; the date thereof, the "Stock Purchase
                  ----------------------                          --------------
Closing Date") and (iii) the date that is 15 months after the date hereof (the
------------
"Subsequent Closing"; the date thereof, the "Subsequent Closing Date"; together
 ------------------                          -----------------------
with the Initial Closing Date and the Stock Purchase Closing Date, a "Closing
                                                                      -------
Date"), in each case at the offices of Brock Silverstein LLC, 800 Third Avenue,
----
21/st/ Floor, New York, New York 10022.

          (b) Issuance of Securities. At the Initial Closing, subject to the
              ----------------------
terms and conditions hereof, the Company shall issue and sell to EIS, and EIS shall purchase from the Company: (i) 12,015 shares of Series A Preferred Stock and (ii) the Warrants. At the Stock Purchase Closing, subject to the terms and conditions hereof, the Company shall issue and sell to EIS, and EIS shall purchase from the Company, 641,026 shares of Common Stock. At the Subsequent Closing, subject to the terms and conditions hereof, the Company shall issue and sell to EIS, and EIS shall purchase from the Company a number of shares of Common Stock set forth below.

          (c) Purchase Price.  The purchase price for (i) the 12,015 shares
              --------------
Series A Preferred Stock and the Warrants shall be U.S.$12,015,000 (the "Initial Purchase Price"), (ii) the 641,026 shares of Common Stock shall be
 ----------------------
$5,000,000 (the "Common Stock Purchase Price") and (iii) the shares of Common
                 ---------------------------
Stock at the Subsequent Closing shall be $5,000,000 (the "Subsequent Purchase
                                                          -------------------
Price"; together with Initial Purchase Price and the Common Stock Purchase
-----
Price, the "Purchase Price").
            --------------

          (d) Initial Closing Delivery. On the Initial Closing Date, subject to
              ------------------------
the terms and conditions hereof and applicable regulatory approvals, (i) EIS shall pay the Initial Purchase Price by wire transfer to an account designated by the Company, (ii) the parties hereto shall execute and deliver to each other, as applicable: (A) certificates for the Series A Preferred Stock; (B) the Warrants; (C) the Company Registration Rights Agreement; (D) the Newco Registration Rights Agreement; (E) the JDOA; (F) the Certificate of Designations, as filed with the Secretary of State of the State of Delaware; (G) the License Agreements; (H) the Funding Agreement; (I) certificates as to the incumbency of the officers of the Company executing any of the Transaction Documents; and (J) any other documents or instruments reasonably requested by a party hereto and (iii) the Company shall cause to be delivered to EIS an opinion of counsel in the form attached hereto as Exhibit H.
                                          ---------

          (e) Common Stock Closing Delivery. On the Stock Purchase Closing Date,
              -----------------------------
subject to the terms and conditions hereof and applicable regulatory approvals, EIS shall pay the Common Stock Purchase Price by wire transfer to an account designated by the Company and the Company shall execute and deliver to EIS: (A) certificates for the Common Stock and (B) any other documents or instruments reasonably requested by EIS, including updates of the documents referred to in clauses 1(d)(ii)(I) and 1(d)(iii) above as well as a certification that the representations in Section 2 hereof are, as of such date, true and correct in all material respects.

          (f) Subsequent Closing Delivery. On the Subsequent Closing Date,
              ---------------------------
subject to the terms and conditions hereof, the Company shall issue and sell to EIS, and EIS shall purchase from the Company additional shares of Common Stock, in accordance with the following terms and conditions:

               (i) The purchase price per share shall be a price equal to 30% premium over the Market Price Per Share of such Common Stock. The Market Price Per Share shall be the average closing price for the 45 trading days preceding the day that is two business days prior to the Subsequent Closing Date. If Newco shall have determined not to file and investigational new drug application (an "IND") with the U.S. Food and Drug Administration in
                           ---
     respect of a compound or compounds mutually reasonably determined by EIS and the Company or no such determination shall have been made by the Subsequent Closing Date, then, in such event, the Purchase Price Per Share shall be recalculated to reduce the premium of the Market Price Per Share of such Common Stock by 5% for each full calendar month following the Subsequent Closing Date that an affirmative determination to file an IND shall not have been made (as reasonably determined by Newco upon the reasonable and good faith agreement of Newco's management committee or, failing such agreement, agreement of senior management of each of RPI and
     Elan); provided, that such premium to the Market Price Per Share shall not be reduced below zero. If the purchase price is so adjusted, additional shares of Common Stock shall be issued to EIS within 10 business days of the earlier of (x) the date of such affirmative determination to file an IND, as described above, and (y) the date that is six months after the Subsequent Closing Date to reflect such adjustment;

               (ii) EIS shall pay the Subsequent Purchase Price by wire transfer to an account designated by the Company; and

               (iii) The Company shall deliver to EIS (A) a certificate or certificates representing such Common Stock and (B) any other documents or instruments reasonably requested by EIS, including updates of the documents referred to in clauses 1(d)(ii)(I) and 1(d)(iii) above as well as a certification that the representations in Section 2 hereof are, as of such date, true and correct in all material respects.

          (g)  Note and Series B Preferred Stock.  The Company shall issue and
               ---------------------------------
sell to EIS, and EIS shall purchase from the Company, the Note. Drawdowns thereunder shall be made as provided in the Note, upon at least 10 days' written notice from the Company to EIS, which notices shall set forth a closing date; on each such closing date, (x) EIS shall fund the amount requested, as provided herein, and (y) the Company shall cause to be delivered to EIS a certificate or certificates in respect thereof and a confirmation that the conditions described in clause (iii) above have been satisfied and the Company shall furnish such documents and instruments that EIS shall reasonably request, including updates of the documents referred to in clauses 1(d)(ii)(I) and 1(d)(iii) above as well as a certification that the representations in Section 2 hereof are, as of such date, true and correct in all material respects.

          The Company presently has outstanding a class of preferred stock captioned Series L Preferred Stock (the "Series L Preferred Stock"). At such
                                         ------------------------
time, if any, during the term of the Note that the Series L Preferred Stock has been redeemed, converted or otherwise paid in full (and EIS is otherwise satisfied that the holder(s) thereof do not have any right of seniority over the Series B Preferred Stock, as contemplated to be issued hereunder), then, in such event, upon at least 10 business days' written request of the Company, the Note shall be exchanged for shares of Series B Preferred Stock, as follows. In such event, the Note shall be marked canceled and returned to the Company, simultaneously with the delivery of shares of Series B Preferred Stock to EIS by the Company; the initial number of shares shall be equal to aggregate amount funded under the Note and accrued and unpaid interest thereon, divided by $1,000. Thereafter, additional shares of Preferred Stock (having up to a maximum aggregate Original Issue Price, including those previously issued, of $12.015 million) shall be issued, at the request of the Company, as follows:

               (i) Each purchase and sale of shares shall be made at such time that Newco's board of directors shall have determined that funding is required under the JDOA, in accordance with and as permitted by the terms thereof, and Newco shall have provided written notice thereof to EIS and to the Company; the proceeds of the Series B Preferred Stock shall be used solely to satisfy the Company's obligation to provide such funding;

               (ii) The price per share shall be U.S.$1,000.00, and shares shall be issued only in 250-share or greater increments;

               (iii) A condition to each such purchase shall be (A) that such purchase shall occur during the Development Period (as such term is defined in the JDOA) and (B) that there is no material breach or default by the Company hereunder or under the JDOA or the Funding Agreement and the representations herein shall be true and correct in all material respects as of the date made and as of the proposed funding date (updated as to SEC Filings and similar matters) and (c) all appropriate and applicable regulatory approvals shall have been obtained; and

               (iv) Purchases and sales of shares of Series B Preferred Stock shall be made upon at least 10 days' written notice from the Company to EIS, which notices shall set forth a closing date; on each such closing date, (x) EIS shall fund the amount required to purchase such shares, as provided herein, and (y) the Company shall cause to be delivered to EIS a certificate or certificates in respect thereof and a confirmation that the conditions described in clause (iii) above have been satisfied and the Company shall furnish such documents and instruments that EIS shall reasonably request, including updates of the documents referred to in clauses 1(d)(ii)(I) and 1(d)(iii) above as well as a certification that the representations in Section 2 hereof are, as of such date, true and correct in all material respects.

          (f)  Exemption from Registration.  The Securities and any underlying
               ---------------------------
shares of Common Stock will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act").  Accordingly, the certificates evidencing the Series A Preferred Stock,
---
the Series B Preferred Stock, the Common Stock, the Warrants and any shares of Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR THIS CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

          THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE IS ALSO SUBJECT TO THE

          RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 7th, 2000, BY AND BETWEEN RIBOZYME PHARMACEUTICALS, INC. AND ELAN INTERNATIONAL
          SERVICES, LTD.

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to EIS, as of each Closing Date, as follows:

          (a)  Organization.  The Company is a corporation duly organized, and
               ------------
validly existing under the laws of the state of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "Company
                                                                    -------
Material Adverse Effect").
-----------------------

          (b)  Capitalization. As of the Closing Date, the Company has reserved
               --------------
a sufficient number of shares of Common Stock (i) for issuance upon conversion of the Series A Preferred Stock and the Series B Preferred Stock being purchased hereunder by EIS (including dividends thereon), and (ii) for issuance upon exercise of the Warrants. The Securities, when issued against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights. The shares of Common Stock underlying the Series A Preferred Stock, the Series B Preferred Stock and the Warrants (the "Underlying Shares"),
                                                           -----------------
when issued upon conversion or exercise in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights.

          (b)  Authorization of Transaction Documents.  The Company has full
               --------------------------------------
corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, including the issuance and sale of the Securities, have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          (c)  No Violation.  The execution, delivery and performance by the
               ------------
Company of this Agreement and each other Transaction Document to which it is a party, including the issuance and sale of the Securities, and compliance with the provisions hereof and thereof by the Company, does not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Certificate of Incorporation, as amended, or by-laws, of the Company, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets, or (iii) any material contract or agreement affecting the Company, including any contract filed or required by applicable law to be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K")
                                                               --------------
or any subsequent interim quarterly report, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Company Material Adverse Effect

          (e)  Approvals.  Except as set forth on Schedule 2(e), no permit,
               ---------                          -------------
authorization, consent, approval, or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents, including the issuance and sale of the Securities, by the Company.

          (f)  SEC Filings.  The Company has timely filed with the Securities
               -----------
and Exchange Commission (the "SEC") all forms, reports, schedules, statements,
                              ---
exhibits and other documents (collectively, the "SEC Filings") required to be
                                                 -----------
filed by the Company on or before the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be.
              ------------

          (g)  Financial Statements.  The audited balance sheet of the Company
               --------------------
at December 31, 1998 and 1997 and unaudited balance sheet September 30, 1999, together with the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999, together with the reports and opinions thereon of Ernst & Young, contained in the Company's 1998 and 1997 Form 10-K, comply as to form in all material respects with applicable accounting requirements and the published rules and regulation of the SEC with respect thereto, and fairly present, in all material respects, the financial position of the Company and the results of its operations and its cash flows at such dates and for the years then ended and were prepared in conformity in all material respects with generally accepted accounting principles applied on a consistent basis.

          (h)  Litigation. There is no legal, administrative, arbitration or
               ----------
other action or proceeding or governmental or investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company that challenges the validity or performance of this Agreement or the other Transaction Documents to which the Company is a party.

          (i)  Absence of Certain Events.  Since September 30, 1999, except as
               --------------------------
contemplated by the Transaction Documents or as set forth on Schedule 2(i)
                                                             -------------
hereto, (A) the Company has not (i) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (ii) varied its business plan or practices, in any material respect, from past practices, (iii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, or (iv) suffered or permitted to be incurred any liability or obligation or any lien or encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, and (B) there has not been any change or development which has had, or in the Company's reasonable judgement is likely to have, a Company Material Adverse Effect except as disclosed on Schedule 2 (i) hereto.

          (j)  Disclosure.  The representations and warranties set forth
               ----------
herein and in the other Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they were made.

          (k)  Brokers or Finders.  There have been no investment bankers,
               ------------------
brokers or finders used by the Company in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

          SECTION 3.  Representation and Warranties of EIS.  EIS hereby
                      ------------------------------------
represents and warrants to the Company, as of each Closing Date, as follows:

          (a)  Organization.  EIS is an exempted company duly organized, validly
               ------------
existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS (an "EIS Material Adverse
                                                   --------------------
Effect").
------
          (b)  Authorization of Transaction Documents.  EIS has full corporate
               --------------------------------------
power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by EIS of this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, have been duly authorized by all requisite corporate action by EIS and, when executed and delivered by EIS, this Agreement and each of the other Transaction Documents to which it is a party, will be the valid and binding obligations of EIS, enforceable against it in accordance with their respective terms.

          (c)  No Violation.  The execution, delivery and performance by EIS
               ------------
of this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, and compliance with provisions hereof and thereof by EIS, will not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the by-laws of EIS, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EIS or any of its properties or assets, or
(iii) any material contract to which EIS is a party, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EIS Material Adverse Effect.

          (d)  Approvals.  Except for consent required under the Mergers and
               ---------
Takeovers (Control) Acts 1978-1996 (Ireland), no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents by EIS.

          (e)  Investment Representations.
               --------------------------

                   (i) EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person (other than Elan) has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EIS shall be permitted to convert or exchange such Securities in accordance with their terms.

                  (ii) EIS has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Securities (or the Underlying Shares).

                  (iii) EIS acknowledges its understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act. In furtherance thereof, EIS represents and warrants that it is an "accredited investor" as that term is defined in the regulations under the Securities Act, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

                  (iv) EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration is available, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. EIS understands that the Company is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights with respect to certain of the Securities (and the Underlying Shares), as provided in the Company Registration Rights Agreement. EIS understands the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

          (f)  Litigation.  There is no legal, administrative, arbitration or
               ----------
other action or proceeding or governmental investigation pending, or to EIS's knowledge threatened, against EIS that challenges the validity or performance of this Agreement or the other Transaction Documents to which EIS is a party.

          (g)  Brokers or Finders.  There have been no investment bankers,
               ------------------
brokers or finders used by EIS in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

          SECTION 4.  Covenants of the Parties.
                      ------------------------

          (a)  Certain Covenants.  From and after the Closing Date and until the
               -----------------
earlier to occur of the exercise or expiration of the EIS Exchange Right (as such term is defined in Section 5(c) hereof), the Company shall not without the prior written consent of EIS: (i) sell, transfer, encumber, pledge or otherwise affect, in any respect, (A) any Newco Preferred Shares owned by the Company, including, without limitation, those Newco Preferred Shares transferable to EIS upon exercise by EIS of the EIS Exchange Right, or (B) affect, in any respect, the Company's ability to permit EIS to exercise the EIS Exchange Right in full, as provided herein or (ii) enter into any material transaction with a director, officer or more than 20% beneficial owner of Common Stock on other than an arm's length basis.

          (b)  Fully-diluted Stock Ownership.  Notwithstanding any other
               -----------------------------
provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its affiliates, if applicable) holds or has the right to receive Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of 9.9% of the Company's outstanding Common Stock on a fully diluted basis, EIS shall have the right to convert the Series A Preferred Stock, the Note, the Series B Preferred Stock, and the Warrants into other junior, non-voting securities of the Company (to be specified by EIS and reasonably agreed to by the Company and not having superior rights to the rights attendant to the Common Stock) such that EIS and its affiliates will not directly or indirectly own more than 9.9% of the Common Stock for a period of at least two years from the election to convert any of the Series A Preferred Stock, the Note, Series B Preferred Stock or the Warrants. Each of the Company and EIS shall use commercially reasonable efforts to effect such transactions and any required subsequent conversions or adjustments to EIS's securities position, on a quarterly basis, within 15 business days of the end of each of Elan's fiscal quarters.

          (c)  Use of Proceeds.  The Company shall use the proceeds of (i) the
               ---------------
issuance and sale of the Series A Preferred Stock solely to fund its initial capital contribution to and funding of Newco as described in the JDOA, and (ii) the issuance and sale of the Note and the Series B Preferred Stock solely to fund development amounts in connection with the business of Newco, as described in the Funding Agreement; and, in each case, for no other purpose.

          (d)  Confidentiality; Non-Disclosure.
               -------------------------------

                  (i) Subject to clauses (ii) and (iii) below, from and after the date hereof, neither the Company nor EIS (nor their respective affiliates) shall disclose to any person or entity this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible, or (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral.

                  (ii) Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance, shall obtain the consent of the other party to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if such second party shall not have responded to such consent request within two business days, such consent shall be deemed given.

          (e)  Further Assurances.  From and after the date hereof, each of the
               ------------------
parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

          SECTION 5.  Certain Rights of EIS.  (a)  Preemptive Right.  Until
                      ---------------------        ----------------
the fourth anniversary of the Initial Closing Date, EIS shall have the right (but not the obligation) to participate in any equity, warrant, or convertible or exchangeable for equity financing consummated by the Company, in order for EIS to maintain its pro rata interest in the Company, based on the number of shares of Common Stock owned by EIS and its affiliates, assuring the conversion or exercise of all Securities and the actual number of shares of Common Stock outstanding on the date such financing is consummated; provided, that such right shall not apply to any public offering under the Securities Act, offering under an option plan, or asset or company acquisition paid for, in whole or in part, in shares of Common Stock. Such right shall be exercised by EIS within 10 days of receipt of notice of such financing from the Company, which notice shall be provided by the Company at least 15 days prior to such financing. Such participation by EIS shall be on the same terms and conditions offered to any other potential investor in such offering.

          (b)  Company Board of Directors. For so long as (i) EIS and/or its
               --------------------------
affiliates or subsidiaries collectively own Securities that represent ownership of at least 10% of the Common Stock (or Securities convertible, exchangeable or exercisable for or into the Common Stock) on a fully diluted basis (assuming the exercise, conversion or exchange by EIS and its affiliates but no other Common Stock equivalents), or (ii) until the date that is five years after the date hereof, EIS shall be entitled to nominate one director (the "EIS Director") for
                                                             ------------
election to the Company's Board. In connection with the foregoing, the Company will take all necessary and/or appropriate steps to effect such appointment, including the inclusion of the designated EIS Director on the recommended slate of directors presented at any regular or special meeting of the stockholders of the Company at which directors of the Company are to be elected. Prior to such election, the designated EIS Director shall be entitled to be an observer at the meetings of the Company's board of directors.

          (c)  Conversion and Exchange Rights; Etc.  (i)  The Certificate of
               -----------------------------------
Designations sets forth certain rights of the holders of shares of Series A Preferred Stock to convert such shares of preferred stock into newly issued shares of Common Stock, or to exchange such shares of Series A Preferred Stock, subject to the provisions in Section 5 of the Certificate of Designations, for certain shares of Newco Stock (the "EIS Exchange Right"), both on the terms and
                                    ------------------
conditions set forth therein.

               (ii) In the event that all or any portion of the issued and outstanding shares of Series A Preferred Stock are converted into shares of Common Stock on or prior to the last day permitted to exercise the EIS Exchange Right, as permitted by the Certificate of Designations, as a result of a merger, consolidation or similar transaction involving the Company (each, a "Merger
                                                                     ------
Conversion"), then, in such event, the EIS Exchange Right shall not be
----------
terminated, as otherwise provided in the Certificate of Designations, but rather, EIS and the holders of the Series A Preferred Stock shall retain the EIS Exchange Right until the Exchange Right Termination Date (as defined in the Certificate of Designations); provided, that the consideration payable to the Company to exercise the EIS Exchange Right shall be the shares of Common Stock issued to the holders of the Series A Preferred Stock in connection with a Merger Conversion rather than the shares of Series A Preferred Stock as originally provided for in the Certificate of Designations.

          SECTION 6.  [intentionally omitted]

          SECTION 7.  Survival and Indemnification.  (a) Survival.  The
                      -----------------------------      --------
representations and warranties of the Company and EIS contained herein and the other Transaction Documents shall survive for a period of 24 months from and after the date hereof.

          (b)  Indemnification.  In addition to all rights and remedies
               ---------------
available to the parties hereto at law or in equity, the Company (in such capacity, "Indemnifying Party") shall indemnify EIS, its stockholders, officers,
           ------------------
directors and assigns, their affiliates, and its affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and hold each Indemnified
                    ------------------
Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any
                                                              ------
such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

               (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party in the case of the Company under Section 2 of this Agreement or in the case of EIS under Section 3 of this Agreement or, in each case, under any of the other Transaction Documents; or

               (ii) any nonfulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under Section 4 of this Agreement or any of the other Transaction Documents.

          (c)  Maximum Recovery.   Notwithstanding anything in this Agreement
               ----------------
to the contrary, in no event shall the Indemnifying Parties be liable, in the case of the Company, for indemnification under this Section 7 in an amount in excess of the aggregate of the purchase price paid for the Securities, including the amounts advanced and not repaid under the Note, or, in the case of EIS, for indemnification hereunder in an amount in excess the Company's costs and expenses incurred in connection with the transactions contemplated hereby. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed U.S.$50,000, but at such time that an Indemnified Person is entitled to assert a claim, such claim shall include all Losses covered by this Section 7.

          (d)  Exception.  Notwithstanding the foregoing, upon judicial
               ---------
determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein) the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Persons claim for indemnity, together with interest at the rate per annum publicly announced by

Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

          (e)  Investigation.  All indemnification rights hereunder shall
               -------------
survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, to the extent provided in Section 7(g) below, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

          (f)  Contribution.  If the indemnity provided for in this Section 7
               ------------
shall be, in whole or in part, unavailable to any Indemnified Person, due to
Section 7(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 7(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 7 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

          (g)  Limitation.  No claim shall be brought by an Indemnified Person
               ----------
in respect of any misrepresentation or breach of warranty under this Agreement after 24 months from the date hereof; and any claim for nonfulfillment, default or breach of any covenant or any misrepresentation shall be brought within one year of the date of that such Indemnified Person became aware or should have become aware of the nonfulfillment, default or breach. Except as set forth in the previous sentence and in Section 7(c) above, this Section 7 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the Transaction Documents.

          SECTION 8.  Notices.  All notices, demands and requests of any kind to
                      -------
be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

               (i)  if to the Company, to:

               Ribozyme Pharmaceuticals, Inc.
               2950 Wilderness Place
               Boulder, Colorado 80301
               Attention: Chief Executive Officer
               Facsimile: 303-449-6995
               with a copy to:

               Rothgerber Johnson & Lyons LLC
               1200 17/th/ Street, Suite 3000
               Denver, Colorado 80202
               Attention: Woody Davis
               Facsimile: (303) 623-9222

               (ii) if to EIS, to:

               Elan International Services, Ltd.
               102 St. James Court
               Flatts, Smiths Parish
               Bermuda, FL 04
               Attention: Director
               Facsimile: 441-292-2224

               with a copy to:

               Brock Silverstein LLC
               800 Third Avenue, 21/st/ Floor
               New York, New York 10022
               Attention: David Robbins
               Facsimile: 212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery service, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

          SECTION 9.  Entire Agreement.  This Agreement and the other
                      ----------------
Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

          SECTION 10. Amendments.  This Agreement may not be modified or
                      ----------
amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS dated after the date hereof.

          SECTION 11. Counterparts and Facsimile.  The Transaction Documents
                      --------------------------
may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

          SECTION 12.  Headings.  The section and paragraph headings contained
                       --------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

          SECTION 13.  Governing Law. This Agreement shall be governed by and
                       -------------
construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws. Any dispute hereunder may be adjudicated, on a non-exclusive basis, in any federal or state court sitting in the County, City and State of New York.

          SECTION 14.  Expenses.  Each of the parties shall be responsible for
                       --------
its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

          SECTION 15.  Assignments and Transfers. This Agreement and all of the
                       -------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the shares of Series A Preferred Stock, the Series B Preferred Stock and Common Stock being purchased hereunder by EIS, the Warrants, the Note and the shares of Common Stock underlying the Series A Preferred Stock, the Series B Preferred Stock, the Note and the Warrants may be transferred by EIS to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS or its affiliates; provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement or such securities without the prior written consent of the other party, which will not be unreasonably withheld.

          SECTION 16.  Severability.  In case any provision of this Agreement
                       ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                              RIBOZYME PHARMACEUTICALS, INC.



                              By: /s/ Alene A. Holzman
                                  ------------------------------------
                                  Name:  Alene A. Holzman
                                  Title: VP, Corporate Development


                              ELAN INTERNATIONAL SERVICES, LTD.



                              By: ___________________________________
                                  Name:
                                  Title: